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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 14, 2014
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On March 18, 2014, the shareholders of the Registrant approved amendments to the Registrant’s Restated Certificate of Incorporation at the Registrant’s annual meeting of shareholders and the amendments became effective on that date following filing of the Restated Certificate of Incorporation as amended with the Delaware Secretary of State. The amendments to the Restated Certificate of Incorporation are set forth in the proxy statement dated January 24, 2014, for the Registrant’s annual meeting in the section entitled “Approval of Amendments to the Restated Certificate of Incorporation,” which is incorporated herein by reference. The Restated Certificate of Incorporation, as amended, is filed as Exhibit 3.1 to this report and the terms thereof are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a-b) The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on March 18, 2014 are as follows.

1.	Election of Directors:	For	Against	Abstentions	Broker Non-Votes
	Susan E. Arnold	1,210,137,324	58,732,922	3,495,511	203,336,963
	John S. Chen	1,231,332,573	37,389,284	3,643,900	203,336,963
	Jack Dorsey	1,264,741,912	4,014,777	3,609,068	203,336,963
	Robert A. Iger	1,250,144,480	15,243,290	6,977,987	203,336,963
	Fred H. Langhammer	1,245,808,925	22,855,523	3,701,309	203,336,963
	Aylwin B. Lewis	1,224,681,102	44,052,968	3,631,687	203,336,963
	Monica C. Lozano	1,255,670,879	13,128,676	3,566,202	203,336,963
	Robert W. Matschullat	1,255,411,427	13,263,704	3,690,626	203,336,963
	Sheryl Sandberg	1,265,201,623	3,662,614	3,501,820	203,336,963
	Orin C. Smith	1,172,835,667	95,872,606	3,657,484	203,336,963
Under the Registrant’s Bylaws, each of the directors was elected, having received more votes “for” than “against.”

		For	Against	Abstentions
2.	Ratification of PricewaterhouseCoopers LLP as registered public accountants	1,459,116,692	12,533,055	4,052,973
Under the Registrant’s Bylaws, the selection of the auditors was ratified, having received “for” votes from more than a majority of shares cast for, against or abstain.

		For	Against	Abstentions	Broker Non-Votes
3.	Approval of the advisory vote on executive compensation	1,017,952,744	245,524,837	8,888,176	203,336,963
Under the Registrant’s Bylaws, the selection of the auditors was ratified, having received “for” votes from more than a majority of shares cast for, against or abstain.

		For	Against	Abstentions	Broker Non-Votes
4.	Approval of an Amendment to the Restated Certificate of Incorporation	1,261,826,447	5,292,112	5,247,198	203,336,963

Under the Registrant’s Certificate of Incorporation, the amendment to the Restated Certificate of Incorporation was approved having received “for “ votes from a majority of the shares issued and outstanding as of the record date for the meeting.

		For	Against	Abstentions	Broker Non-Votes
5.	Shareholder proposal relating to limiting accelerated executive pay	309,750,541	954,679,654	7,935,562	203,336,963

Under the Registrant’s Bylaws, the proposal failed, having received “for” votes from less than a majority of votes cast for, against or abstain.

Item 8.01 Other Events.
On March 14, 2014 the Registrant replaced its existing $1.5 billion 364-Day Credit Agreement and its existing $2.25 billion Four-Year Credit Agreement, each of which supports the Registrant’s commercial paper borrowings and is available for other general corporate purposes.

The new $1.5 billion 364-Day facility will expire on March 13, 2015 and replaces the Registrant’s $1.5 billion 364-Day Credit Agreement (filed as Exhibit 10.1 to the Registrant’s Form 8-K dated March 20, 2013), which expired on March 14, 2014. Under the new 364-Day facility, as with the former facility, the Registrant has the option to extend the maturity date of all or a portion of advances outstanding at the time of maturity for one year. The new $2.25 billion Five-Year facility will expire in March 2019 and replaces the Registrant’s existing $2.25 billion Four-Year Credit Agreement (filed as Exhibit 10.1 to the Registrant’s Form 8-K dated February 25, 2011), which was scheduled to expire on February 22, 2015.

Under both the new 364-Day facility and the new Five-Year facility, as with the respective former facilities, the Registrant has the option to borrow at LIBOR-based rates plus a spread, subject to a cap and a floor that vary with the Registrant’s debt rating, depending on the credit default swap spread applicable to the Registrant’s senior, unsecured, non-credit enhanced long-term debt. The remaining provisions of each new facility, including representations, warranties, covenants and events of default, are substantially similar to the provisions of the former facilities. In particular, each new facility contains only one financial covenant, relating to interest coverage, and specifically excludes certain entities, including Euro Disney, Hong Kong Disneyland and Shanghai Disney Resort, from any representations, covenants or events of default.

Copies of the new 364-Day Credit Agreement and the new Five-Year Credit Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
3.1        Restated Certificate of Incorporation of the Registrant
10.1        364 Day Credit Agreement dated as of March 14, 2014
10.2        Five-Year Credit Agreement dated as of March 14, 2014

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: March 20, 2014